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                                                            Exhibit 5.1





                                    March 17, 2000


Authoriszor Inc.
1 Justin Road
Natick, Massachusetts 01750-5565


     Re:  Offering of Common Stock by Certain Selling Stockholders

Gentlemen:

     Authoriszor Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") its registration statement on Form S-1 (the "Registration Statement") and the prospectus (the "Prospectus") contained therein, under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offer and sale by certain stockholders ("Selling Stockholders") of the Company pursuant to Rule 415 under the Act of an aggregate of (1) 2,727,273 shares (the "Resale Shares") of the Company's common stock, par value $.01 per share ("Common Stock") and (2) 100,000 shares of Common Stock (the "Warrant Shares") to be issued by the Company on the exercise of certain warrants (the "Warrants") issued by the Company. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the related Prospectus.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation, as amended, and the bylaws of the Company, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering of the Shares, the preparation and filing of the Registration Statement and related matters, (iii) the Warrants; (iv) the Registration Statement and all amendments and exhibits thereto, and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Additionally, we have assumed that the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Warrant Shares pursuant to the Warrants. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

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Authoriszor Inc.
March 17, 2000
Page 2


     Based upon the foregoing, we are of the opinion that (1) the Resale Shares, as described in the Registration Statement, have been duly authorized for issuance and are validly issued, fully paid and nonassessable; and (2) the Warrant Shares, as described in the Registration Statement, have been duly authorized for issuance, and if and when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

     We advise you that we are licensed to practice law only in the State of Texas, and we are not experts with respect to the laws of any other jurisdictions other than the laws of the State of Texas, the Delaware General Corporation Laws, and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.


                              Respectfully submitted,

                              JENKENS & GILCHRIST,
                               a Professional Corporation



                              By:
                                 -----------------------------------
                                   Mark D. Wigder
                                   Authorized Signatory